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                                                                   EXHIBIT 10.31


                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT



  Amendment No. 1 to Employment Agreement (this "Amendment") is entered into and effective as of the 3rd day of March, 1997, by and between CAPSTEAD MORTGAGE CORPORATION, a Maryland corporation (the "Company") and RONN K. LYTLE, an individual resident of the State of Texas (the "Executive").

                                  WITNESSETH:
                                  -----------

  WHEREAS, the Company and the Executive have entered into an Employment Agreement dated and effective as of August 1, 1992 (the "Employment Agreement") setting forth the terms and conditions of employment for the Executive;

  WHEREAS, the Company and the Executive have agreed to enter into this Amendment to amend certain terms and provisions of the Employment Agreement as more specifically set forth herein.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree to amend the Employment Agreement as follows:

1. Section 4(b)(2) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

     It is intended that prior to December 31, 1992, the Board shall develop and adopt an incentive compensation plan for its executives (the "Plan"). Beginning with calendar 1993 and ending with calendar 1996, the Executive will be paid the amount of incentive compensation determined pursuant to the Plan or, if no such Plan has been adopted, at the discretion of the Board.

2.  Section 4(b)(3) of the Employment Agreement is hereby redesignated as
Section 4(b)(4) and a new Section 4(b)(3) is added to read as follows:

     Beginning with calendar 1997, the Executive will be paid the amount of incentive compensation determined at the discretion of the Compensation Committee of the Board (the "Compensation Committee") or pursuant to certain incentive compensation, incentive bonus or other plans administered by the Compensation Committee.

3. In the event of any conflict between the terms of this Amendment and the terms of the Employment Agreement, the terms of this Amendment shall control.
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4.  Except as otherwise amended hereby, all of the other terms and provisions of the Employment Agreement shall remain in full force and effect and are hereby ratified by the parties hereto.

5. This Amendment may be executed in any number of counterparts; each of which shall be an original and all of which together shall constitute but one and the same instrument. The delivery of counterpart signatures by facsimile transmission shall have the same force and effect as the delivery of a signed hard copy.

  IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.


                                    COMPANY:

                                    CAPSTEAD MORTGAGE CORPORATION



                                    By /s/ ANDREW F. JACOBS
                                       --------------------
                                       Andrew F. Jacobs,
                                       Senior Vice President - Control



                                    EXECUTIVE:



                                    By /s/ RONN K. LYTLE
                                       -----------------
                                       Ronn K. Lytle